QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29038) pertaining to the Sovereign Bancorp, Inc. 401(k) Retirement Plan of our report dated June 11, 2004, with respect to the financial statements and schedule of the Sovereign Bancorp, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 24, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm